UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 6, 2023

U. S. PREMIUM BEEF, LLC

(Exact name of Registrant as specified in its charter)

Delaware	333-115164	20-1576986
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

12200 North Ambassador Drive

Kansas City, Missouri 64163

(Address of Principal Executive Offices) (Zip Code)

(816) 713-8800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement and

Item 2.03 Creation of a Direct Financial Obligation.

On July 6, 2023, U.S. Premium Beef, LLC (“USPB”) and CoBank, ACB (“CoBank”) entered into an Amendment to Amended and Restated Revolving Term Promissory Note (the “Amendment”). The Amendment amends and restates Section 5 of the Amended and Restated Revolving Term Promissory Note Number 00001544T01 dated July 13, 2020 between USPB and CoBank to provide for an interest rate equal to the Daily Simple SOFR Margin (as defined in the Amendment) plus the higher of zero percent (0.00%) and Daily Simple SOFR (as defined in the Amendment).

ITEM 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Amendment to Amended and Restated Revolving Term Promissory Note between U.S. Premium Beef, LLC and CoBank, ACB executed July 13, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

U.S. PREMIUM BEEF, LLC

By: /s/ Stanley D. Linville
Stanley D. Linville
Chief Executive Officer

Dated: July 10, 2023

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